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                                                                      EXHIBIT 3C

                                     BYLAWS
                                       OF
                                   DYNCOM INC.



The Organizers adopted Bylaws on July 7, 1997, which were amended on January 5, 1998, to increase the number of directors to 5. The Board of Directors further amended the Bylaws on May 29, 1999, and adopted these revised Bylaws on June 8, 1999.

Bylaw 3.2 was amended on November 4, 1999, to increase the number of directors to 7, and again on April 8, 2000, to increase the number of directors to 8.

Bylaw 2.1 was amended on April 8, 2000, to provide that the Annual Meeting of Shareholders will be held on the third Thursday of May in each year (this Bylaw was subsequently suspended for the year 2000 by action of the Board on May 15,
2000).

On May 15, 2000, the Board adopted Bylaw 3.12, Committees of the Board.

On July 25, 2000, the Board adopted Bylaw 7.5, Indemnification of Directors, Officers and Representatives, and amended Bylaw 3.3, Regular Meetings.

These Bylaws were republished on July 25, 2000.

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                                TABLE OF CONTENTS

REFERENCE   TITLE                                                         PAGE
                                                                          -----
Cover       Bylaws of DynCom Inc.                                            1
Contents 1  Table of Contents                                                2
Contents 2  continued                                                        3

ARTICLE 1   OFFICES                                                          4
1.1.        Principal Office                                                 4
1.2.        Other Offices                                                    4

ARTICLE 2   SHAREHOLDERS                                                     5
2.1.        Annual Meetings                                                  5
2.2.        Special Meetings                                                 5
2.3.        Notice of Meetings                                               5
2.4.        Closing of Transfer Books or Fixing of Record Date               5
2.5.        List of Shareholders                                             6
2.6.        Proxies                                                          6
2.7.        Quorum                                                           6
2.8.        Voting of Shares                                                 6
2.9.        Voting of Shares by Certain Holders                              6
2.10.       Action By Shareholders Without a Meeting                         7
2.11.       Conduct of Meetings                                              7

ARTICLE 3   BOARD OF DIRECTORS                                               8
3.1.        General Powers                                                   8
3.2.        Number and Tenure of Directors                                   8
3.3.        Regular Meetings                                                 8
3.4.        Special Meetings                                                 8
3.5.        Notice of Meeting                                                8

3.6.        Quorum                                                           9
3.7.        Manner of Acting                                                 9
3.8.        Action Without a Meeting                                         9
3.9.        Filling of Vacancies                                             9
3.10.       Compensation                                                     9
3.11.       Presumption of Assent                                            9
3.12        Committees of the Board                                         10

ARTICLE 4   OFFICERS                                                        11
4.1.        Number                                                          11
4.2.        Election and Term                                               11
4.3.        Removal                                                         11
4.4.        Chairman                                                        11
4.5.        President                                                       11
4.6.        Vice President                                                  12
4.7.        Secretary                                                       12
4.8.        Treasurer                                                       12
4.9.        Compensation                                                    12

ARTICLE 5   CONTRACTS, LOANS AND BANKING ARRANGEMENTS                       13
5.1.        Contracts                                                       13
5.2.        Loans                                                           13
5.3.        Payment of Corporation Funds                                    13
5.4.        Deposits in Checking and Savings Accounts                       13

ARTICLE 6   CERTIFICATES FOR SHARES AND THEIR TRANSFER                      14
6.1.        Certificates for Shares and Rights                              14
6.2.        Transfer of Shares and Rights                                   14

ARTICLE 7   MISCELLANEOUS                                                   15
7.1.        Fiscal Year                                                     15
7.2.        Dividends                                                       15


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
7.3.        Corporate Seal                                                  15
7.4.        Amendment of Bylaws                                             15
7.5         Indemnification of Directors, Officers and Representatives      15


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                               ARTICLE 1 - OFFICES

PRINCIPAL OFFICE. The Corporation shall establish and maintain its principal office in the City of Fort Collins, County of Larimer, State of Colorado.

OTHER OFFICES. The Corporation may establish and maintain other offices at other places and in any state and in any other country as the Board of Directors may direct from time to time.

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                            ARTICLE 2 - SHAREHOLDERS

ANNUAL MEETINGS. The Corporation shall hold its annual meeting of shareholders
     ("Annual Meeting") at 5:00 p.m. on the third Thursday of May in each year, at such location as the Board of Directors shall designate. The purposes of the Annual Meeting shall be to elect directors and to transact other business that may properly come before the meeting. If the election of directors is not held on the designated day, the election shall be held at a meeting of shareholders as soon thereafter as is convenient. (Amended 4/8/00, and modified on 5/15/00.)

SPECIAL MEETINGS. The Chairman, the President or the Board of Directors may call special meetings of shareholders for any purpose, and shall call a special meeting of shareholders at the request of the holders of 10 percent or more of all outstanding shares of the corporation entitled to vote at the meeting.

NOTICE OF MEETINGS. The Secretary, the Chairman or the President shall issue a written notice of a meeting. The notice shall state where and when the meeting will be held and, if a special meeting, its purpose or purposes. The person issuing the notice shall personally mail or personally deliver, not fewer than ten or more than fifty days before the date of the meeting, the notice to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited with full postage prepaid in an official U.S. mail depository and addressed to the shareholder at the shareholder's address as such address appears on the stock transfer books of the Corporation.

CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a period not to exceed fifty days. Such books shall be closed for at least ten days immediately before an annual or special meeting of shareholders. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this bylaw, such determination shall apply to any adjournment thereof.

LIST OF SHAREHOLDERS. The officer or agent in charge of the stock transfer books shall make a complete list of the shareholders entitled to vote at each meeting or any adjournment thereof. The list shall be in alphabetical order and shall contain the address of, and number of shares held by, each shareholder. The list shall be produced at the meeting and may be inspected by any shareholder during the whole time of the meeting.

PROXIES. At all meetings of shareholders, a shareholder may vote in person or by written proxy executed by the shareholder or by the shareholder's authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before the meeting is called to order. No proxy shall be valid after three months from the date of its execution, unless otherwise provided in the proxy.

QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the

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     outstanding shares are represented, a majority of the shares represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum shall be represented in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. Shareholders represented in person or proxy at a duly organized meeting may continue to transact business until the meeting is adjourned, even if there are withdrawals of enough shareholders to result in the presence of less than a quorum.

VOTING OF SHARES. At any regular or special meeting of shareholders, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote.

VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor or guardian may be voted in person or by proxy, without a transfer of such shares into the name of such administrator, executor or guardian. Shares held in the name of a trustee may be voted by that trustee in person or by proxy, but a trustee shall not be entitled to vote shares unless and until such shares are transferred into the name of the trustee. Shares held by, in the name of, or under the control of a receiver may be voted by such receiver, and it shall not be required that shares be transferred into the name of the receiver if the receiver has been empowered to vote such shares by order of the court by which the receiver was appointed. Treasury shares of its own stock held by the Corporation shall not be voted at any meeting or counted in determining the total number of shares outstanding at any given time.

ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, agreeing to the proposed action, shall be signed by all of the shareholders entitled to vote upon the subject matter.

CONDUCT OF MEETINGS. At each meeting of shareholders, the Chairman shall preside and shall determine the rules of procedure thereat.


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                         ARTICLE 3 - BOARD OF DIRECTORS

GENERAL POWERS. The Board of Directors shall manage the business and affairs of this Corporation.

NUMBER AND TENURE OF DIRECTORS. The number of directors of this Corporation shall be 8. Each director shall hold office until the next annual meeting of shareholders following the election of such director and until such director's successor has been elected and qualified, or until such director's earlier death, resignation, disqualification or removal from office. The shareholders may remove a director at any time, for cause or without cause. The Board of Directors may remove a director at any time, for cause or without cause, by the affirmative vote of two-thirds of the directors then in office. A director may resign at any time by delivering a written notice of resignation to the Secretary, which resignation shall be effective upon its receipt by the Secretary. A director shall be deemed to have resigned if the director fails to attend three immediate successive meetings of the Board of Directors, or fails to attend five meetings of the Board of Directors since the last election of that director. (Amended 11/4/99, and on 4/8/00.)

REGULAR MEETINGS. The Board of Directors shall hold a regular meeting immediately after, and at the same place as, the Annual Meeting of shareholders, and shall hold such regular meetings at such times, on such dates, and at such locations, within and without the State of Colorado, as the Board of Directors shall from time to time determine. (Amended 7/25/00.)

SPECIAL MEETINGS. The Chairman, the President or the Secretary may call a special meeting of the Board of Directors, and shall call a special meeting at the written request or any two directors. The person or persons calling a special meeting may determine where such meeting shall be held, and in the absence of such a determination the special meeting shall be held at the principal office of the Corporation.

NOTICE OF MEETING. The Secretary, or the Chairman or the President, shall issue a written notice of a meeting. The notice shall state where and when the meeting will be held and, if a special meeting, its purpose or purposes. The person issuing the notice shall personally mail or personally deliver, not fewer than two or more than twenty days before the date of the meeting, the notice to each director. If mailed, such notice shall be deemed to be delivered when deposited with full postage prepaid in an official U.S. mail depository and addressed to the director at the director's address as the address appears in the corporate records maintained by the Secretary. Any director may provide the Secretary with a written instruction to use the director's e-mail or fax number for transmittal of notices and waive mailed notices. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except when a director attends a meeting in order to object to the transaction of any business because the meeting has not been lawfully called or convened. However, no notice of a regular meeting provided for in Bylaw 3.3, need be given.

QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

MANNER OF ACTING. When a majority of the directors act at a meeting at which a quorum is present, that action will be recognized as the action of the Board of Directors. At each meeting of the Board of Directors, the Chairman shall preside and shall determine the rules of procedure thereat.

ACTION WITHOUT A MEETING. An action by the Board of Directors may be taken without a meeting if a consent in writing, agreeing to the action so taken, shall be signed by all of its directors.

FILLING OF VACANCIES. A vacancy occurring in the Board of Directors may be filled by a vote of a majority of the directors remaining, even though they represent less than a quorum. A director elected to fill such vacancy shall be elected for the unexpired term of that director's immediate predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

COMPENSATION. By resolution of the Board of Directors, each director may be paid expenses of attending each meeting of the Board of Directors. Each director may also be paid one or more of the following: a stated salary as a director, a fixed sum for attending each meeting of the Board, and options for the common stock of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

PRESUMPTION OF ASSENT. A director who is present at a meeting at which action is taken on a corporate matter shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files a written dissent with the Secretary, which dissent must be received by the Secretary within two business days after the meeting adjourns. A director who voted in favor of an action shall have no right to dissent.

COMMITTEES OF THE BOARD. The Board of Directors may from time to time establish committees of the Board, and prescribe the duties and responsibilities of such committees. The committees shall include an Audit Committee, a Compensation Committee, and a Nominating Committee.

                              ARTICLE 4 - OFFICERS

NUMBER. The Corporation shall have the following officers: a Chairman, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may from time to time establish other offices and assistant offices.

ELECTION AND TERM. The Board of Directors shall annually elect officers at the first meeting of the Board of Directors held after each Annual Meeting, and may elect officers and fill vacancies at other times. The same person may hold any two or more offices except those of President and Secretary. Each officer shall hold office from election until the first meeting of the Board of Directors following the next Annual Meeting and until a successor has been duly elected and qualified, or until such officer's earlier death, resignation, disqualification or removal. Election of an officer shall not of itself create any contract rights.

REMOVAL. Any officer may be removed by the Board of Directors at any time whenever the Board, in its sole judgement, believes such removal will serve the best interests of the Corporation. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

CHAIRMAN. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall perform all duties incident to the office of Chairman as required by the laws of the State of Colorado and as may from time to time be prescribed by the Board of Directors.

PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chairman. With the Secretary or any other officer properly authorized by the Board of Directors, the President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except when the Board of Directors otherwise authorizes or law otherwise requires. The President shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the Board of Directors.

VICE PRESIDENT. In event of the absence, incapacity or refusal to act by the President, a Vice President shall perform the duties of the President. When acting as the President, such Vice President shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as may be prescribed from time to time by the President and the Board of Directors.

SECRETARY. The Secretary shall (a) attend and shall keep the minutes of the regular and special meetings and other actions of the shareholders and of the Board of Directors, (b) prepare and deliver all notices to comply with these bylaws or as required by law, (c) be custodian of the corporate records and seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, (d) keep an up-to-date register of shareholders with each shareholder's address as provided by the shareholder to the Secretary, (e) keep an up-to-date register of directors with each director's address, and any e-mail address and telephone numbers, as provided by each director to the Secretary, (f) sign with the President (or, if authorized by the Board of Directors, a Vice President) certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (g) have general charge of the stock transfer books of the Corporation, and (h) in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman, the President and the Board of Directors.

TREASURER. The Treasurer shall be the Chief Financial Officer and: (a) have charge and custody of and be responsible for all assets, funds and securities of the Corporation, (b) receive and, as appropriate, give receipts for all moneys paid to the Corporation and deposit all such moneys in the name of the Corporation in the banks or other depositories designated by the Board of Directors, and (d) perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President and the Board of Directors.

COMPENSATION. The Board of Directors shall from time to time fix the compensation of officers. No officer shall be prevented from receiving such compensation because the officer is also a director of the Corporation.

              ARTICLE 5 - CONTRACTS, LOANS AND BANKING ARRANGEMENTS

CONTRACTS. The Board of Directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. The authority thus granted may be general or may be confined to specific circumstances.

LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name or accepted unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

PAYMENT OF CORPORATION FUNDS. All checks, drafts or other orders for the payment of money, notes or other evidences of corporate indebtedness shall be signed only by officers, and agents, designated by the Board of Directors.

DEPOSITS IN CHECKING AND SAVINGS ACCOUNTS. Funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks or savings accounts or other depository institutions, or invested in such other ways, as the Board of Directors may from time to time direct.

             ARTICLE 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER

CERTIFICATES FOR SHARES AND RIGHTS. Certificates representing shares and other rights to shares of the Corporation shall be in the form prescribed by the Board of Directors. Such certificates shall be signed by the President and Secretary (or by such other officers authorized by law and by the Board of Directors to do so) and sealed with the corporate seal. Each certificate shall be consecutively numbered. The name and address of the rightful holder and the number of shares (or rights) and date of issue shall be entered on the stock transfer books of the Corporation. In case of a transfer of ownership of shares or rights, no new certificate shall be issued until the former certificate for the equivalent number of shares (or rights) has been surrendered and cancelled. In case of a lost, destroyed or mutilated certificate, a new one may be issued upon such conditions as the Board of Directors may from time to time set down.

TRANSFER OF SHARES AND RIGHTS. Shares and rights to shares of the Corporation shall be transferred only on the stock transfer books of the Corporation by the holder of record or the legal representative thereof. A request for transfer shall be accompanied by proper evidence of authority to transfer, and on surrender for cancellation of the former certificate for such shares (or rights). For all purposes, the person or entity in whose name shares are registered in the books of the Corporation shall be deemed to be their owner.

                            ARTICLE 7 - MISCELLANEOUS

FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

DIVIDENDS. The Board of Directors may declare, and the Corporation may pay, from time to time dividends on the Corporation's outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

CORPORATE SEAL. The Board of Directors shall provide a corporate seal. The corporate seal shall be circular in form and have inscribed on it the name of the Corporation, the state of incorporation, and the words "Corporate Seal."

AMENDMENT OF BYLAWS. The shareholders by action at a duly convened meeting may alter, amend, repeal or add to, and otherwise revise these Bylaws from time to time at a duly convened meeting of the shareholders, at which a quorum is present, by majority vote of the shareholders present and voting. The Board of Directors may alter, amend, repeal or add to, and otherwise revise these Bylaws from time to time at a duly convened meeting of the Board of Directors, at which a quorum is present, by a two-thirds vote of the directors present and voting.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND REPRESENTATIVES. This Bylaw shall apply to each director, each officer and each other person who may have acted at the written request of and as a representative of the Corporation, and such person's heirs, executors and administrators (hereinafter referred to as a "Covered Person").

     Each Covered Person shall be indemnified by the Corporation against any costs and expenses, including counsel fees, reasonably incurred in connection with any civil, criminal, administrative or other claim, action, suit or proceeding in which such person is or may become involved or with which such person may be threatened, by reason of being or having been a director or officer of the Corporation.

     Each Covered Person shall be similarly indemnified by the Corporation against any such costs and expenses by reason of serving or having served any corporation, trust, committee, firm or other organization as director, officer, employee, trustee, member or otherwise at the written request of the Corporation.

     Each Covered Person shall be similarly indemnified by the Corporation against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty.

     However, if a Covered Person shall be finally adjudged derelict in the performance of duties to the Corporation, or if in relation to any matter as to which there has been no adjudication with respect to such person's performance of duties to the Corporation, the Corporation shall not indemnify such Covered Person with respect to costs, expenses, fees or payments unless the Corporation shall receive an opinion from independent counsel that the director, officer or representative has not so been derelict.

     In the case of a criminal action, suit or proceeding, a conviction or judgment (whether after trial or based on a plea of guilty or nolo contendere or its equivalent) shall not be deemed an adjudication that the director, officer or representative was derelict in the performance of duties to the Corporation if such person acted in good faith in what he/she considered to be the best interests of the Corporation and with no reasonable cause to believe the action was illegal.

     The foregoing rights of indemnification shall not be exclusive of other rights to which directors, officers and others may be entitled to as a matter of law or otherwise. (Added 7/25/00.)